FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2025 RESULTS
•Cash Same Store NOI Growth of 10.1%
•Cash Rental Rates Up 42% in 1Q25
•30% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2025; 36% Increase Excluding 1.3 Million Square-Foot Fixed-Rate Renewal
•Acquired Two 100% Leased Buildings from Our Camelback 303 JV in Phoenix; 796,000 Square Feet, $120 Million Purchase Price, Net of Our Share of Gain on Sale and Promote, Cash Yield of 6.4%
•Two Planned Development Starts for 2Q25 Totaling 402,000 Square Feet in Dallas and Philadelphia, $54 Million Estimated Investment, Estimated Combined Cash Yield of 8%
•Renewed Unsecured Revolving Credit Facility, Upsizing It $100 Million to $850 Million, and Renewed $200 Million Unsecured Term Loan
•Increased First Quarter 2025 Dividend to $0.445 Per Share, a 20.3% Increase

CHICAGO, April 16, 2025 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the first quarter of 2025. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.36 in the first quarter, compared to $0.52 a year ago and first quarter funds from operations (FFO) was $0.68 per share/unit on a diluted basis, compared to $0.60 per share/unit a year ago.

“Our team delivered a solid quarter of operating results and executed on some key investment and capital market transactions,” said Peter E. Baccile, First Industrial's president and chief executive officer.

Portfolio Performance

•In service occupancy was 95.3% at the end of the first quarter of 2025, compared to 96.2% at the end of the fourth quarter of 2024, and 95.5% at the end of the first quarter of 2024.
•In the first quarter, cash rental rates on new and renewal leasing increased 41.7% and increased 77.0% on a straight-line basis.
•The Company has achieved a cash rental rate increase of approximately 30% on leases signed to-date commencing in 2025 reflecting 73% of 2025 expirations by square footage. Excluding the 1.3 million square-foot fixed-rate renewal previously disclosed, the cash rental rate increase is 36%.
•In the first quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 10.1% primarily reflecting increases in rental rates on new and renewal leasing, contractual rent escalations and slightly higher average occupancy.

< more >

Development Leasing Highlights

During the first quarter, the Company:
•Leased the remaining 50% of its 200,000 square-foot First 76 Logistics Center in Denver; commenced in the first quarter.

Investment and Disposition Highlights

During the first quarter, the Company:
•Acquired two 100% leased buildings totaling 796,000 square feet from its Camelback 303 joint venture in Phoenix for $120 million. Purchase price reflects a reduction related to First Industrial's share of its gain and promote.
•Acquired a 61-acre land site in Philadelphia for $16 million for a two-phase project developable to 837,000 square feet.
•Sold two buildings in Detroit - 100,000 square feet; total of $12 million.

In the second quarter to-date, the Company:
•Plans to start development of two facilities totaling 402,000 square feet, estimated total investment of $54 million, comprised of:
◦First Park 121 Building F in Dallas - 176,000 square feet; $23 million estimated investment.
◦First Park New Castle Building B in Philadelphia - 226,000 square feet; $31 million estimated investment.
•Sold one building in Detroit - 18,000 square feet; $2 million.

Capital

In the first quarter, the Company:
•Closed an $850 million senior unsecured revolving credit facility which amended and restated its previous facility and upsized it by $100 million. The facility matures on March 16, 2029 and has two six-month extension options. The agreement provides for interest-only payments currently at an interest rate of SOFR plus 77.5 basis points based on the Company's current credit ratings and consolidated leverage ratio and removes the incremental 10 basis point SOFR adjustment included in the prior facility.
•Closed an unsecured term loan that refinances its $200 million unsecured term loan previously scheduled to mature on July 7, 2026. The new term loan matures on March 17, 2028 and has two one-year extension options. The agreement provides for interest-only payments currently at an interest rate of SOFR plus 85 basis points based on the Company's current credit ratings and consolidated leverage ratio plus a SOFR adjustment of 10 basis points.

Common Stock Dividend

As previously disclosed, the board of directors declared a common dividend of $0.445 per share/unit for the quarter ending March 31, 2025 payable on April 21, 2025 to stockholders of record on March 31, 2025. The new dividend rate represents a 20.3% increase from the prior rate of $0.37 per share/unit.

< more >

Outlook for 2025

	Low End of	High End of
	Guidance for 2025	Guidance for 2025
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$1.52	$1.62
Add: Depreciation and Other Amortization of Real Estate (1)	1.37	1.37
Less: Gain on Sale of Real Estate Through April 16, 2025 (1)	(0.02)	(0.02)

NAREIT Funds From Operations	$2.87	$2.97

(1) Amounts include our share from a joint venture and are net of any associated income tax provision or benefit.

The following assumptions were used for guidance:
•Average quarter-end in service occupancy of 95.0% to 96.0%.
•SS NOI growth on a cash basis before termination fees of 6.0% to 7.0%. This range excludes $4.5 million of income related to the 3Q24 accelerated recognition of a tenant improvement reimbursement.
•Includes the incremental costs expected in 2025 related to the Company’s completed and under construction developments as of March 31, 2025 and the aforementioned planned second quarter starts of First Park 121 Building F and First Park New Castle Building B. In total, the Company expects to capitalize $0.09 per share of interest in 2025.
•General and administrative expense ("G&A") of $40.5 million to $41.5 million.
•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, April 17, 2025 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (877) 870-4263, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2025 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and
< more >

have under development approximately 70.2 million square feet of industrial space as of March 31, 2025. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2024, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the Securities and Exchange Commission (the "SEC"). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

< more >

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2025	2024
Statements of Operations and Other Data:
Total Revenues	$177,074	$162,272

Property Expenses	(48,311)	(47,014)
General and Administrative	(15,897)	(11,781)
Joint Venture Development Services Expense	(217)	(426)
Depreciation of Corporate FF&E	(171)	(187)
Depreciation and Other Amortization of Real Estate	(43,583)	(41,632)
Total Expenses	(108,179)	(101,040)
Gain on Sale of Real Estate	6,844	30,852
Interest Expense	(19,469)	(20,897)
Amortization of Debt Issuance Costs	(963)	(912)
Income from Operations Before Equity in Income of Joint Venture and Income Tax Provision	$55,307	$70,275
Equity in Income of Joint Venture	3,477	1,402
Income Tax Provision	(5,900)	(1,179)
Net Income	$52,884	$70,498
Net Income Attributable to the Noncontrolling Interests	(4,781)	(2,046)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$48,103	$68,452
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$48,103	$68,452
Depreciation and Other Amortization of Real Estate	43,583	41,632
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	1,056	—
Net Income Attributable to the Noncontrolling Interests	4,781	2,046
Gain on Sale of Real Estate	(6,844)	(30,852)
Gain on Sale of Real Estate from Joint Venture (a)	(3,305)	(132)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(147)	(152)
Income Tax Provision - Excluded from FFO (b)	5,736	928
Funds From Operations ("FFO") (NAREIT) (c)	$92,963	$81,922
Amortization of Equity Based Compensation	13,930	9,108
Amortization of Debt Discounts and Hedge Costs	104	104
Amortization of Debt Issuance Costs	963	912
Depreciation of Corporate FF&E	171	187
Non-incremental Building Improvements	(1,277)	(975)
Non-incremental Leasing Costs	(5,442)	(5,218)
Capitalized Interest	(2,883)	(2,637)
Capitalized Overhead	(3,164)	(3,197)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(6,283)	(4,659)
Adjusted Funds From Operations ("AFFO") (c)	$89,082	$75,547
< more >

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended
	March 31,	March 31,
	2025	2024
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$48,103	$68,452
Interest Expense	19,469	20,897
Depreciation and Other Amortization of Real Estate	43,583	41,632
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	1,056	—
Income Tax Provision - Allocable to FFO (b)	164	251
Net Income Attributable to the Noncontrolling Interests	4,781	2,046
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(147)	(152)
Amortization of Debt Issuance Costs	963	912
Depreciation of Corporate FF&E	171	187
Gain on Sale of Real Estate	(6,844)	(30,852)
Gain on Sale of Real Estate from Joint Venture (a)	(3,305)	(132)
Income Tax Provision - Excluded from FFO (b)	5,736	928
Adjusted EBITDA (c)	$113,730	$104,169
General and Administrative	15,897	11,781
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(1,081)	(1,118)
Net Operating Income ("NOI") (c)	$128,546	$114,832
Non-Same Store NOI	(3,764)	410
Same Store NOI Before Same Store Adjustments (c)	$124,782	$115,242
Straight-line Rent	(2,500)	(3,890)
Above (Below) Market Lease Amortization	(550)	(743)
Lease Termination Fees	(24)	(68)
Same Store NOI (Cash Basis without Termination Fees) (c)	$121,708	$110,541

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,440	135,068
Weighted Avg. Number of Shares Outstanding - Basic	132,415	132,360

Weighted Avg. Number of Shares/Units Outstanding - Diluted	136,115	135,387
Weighted Avg. Number of Shares Outstanding - Diluted	132,493	132,406

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$48,103	$68,452
Less: Allocation to Participating Securities	(36)	(45)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$48,067	$68,407

Basic and Diluted Per Share	$0.36	$0.52

FFO (NAREIT) (c)	$92,963	$81,922
Less: Allocation to Participating Securities	(129)	(152)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$92,834	$81,770

Basic Per Share/Unit	$0.69	$0.61
Diluted Per Share/Unit	$0.68	$0.60

Common Dividends/Distributions Per Share/Unit	$0.445	$0.370
< more >

Balance Sheet Data (end of period):	March 31, 2025	December 31, 2024
Gross Real Estate Investment	$6,028,897	$5,846,392
Total Assets	5,448,054	5,261,426
Debt	2,380,554	2,209,303
Total Liabilities	2,704,832	2,515,398
Total Equity	2,743,222	2,746,028

		Three Months Ended
		March 31,	March 31,
		2025	2024
(a)	Equity in Income of Joint Venture
	Equity in Income of Joint Venture per GAAP Statements of Operations	$3,477	$1,402
	Gain on Sale of Real Estate from Joint Venture	(3,305)	(132)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	1,056	—
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(147)	(152)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$1,081	$1,118

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(5,900)	$(1,179)
	Income Tax Provision - Excluded from FFO	5,736	928
	Income Tax Provision - Allocable to FFO	$(164)	$(251)

(c) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest), and minus general and administrative expenses.

< more >

AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across real estate companies, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. We believe SS NOI enhances the comparability of a company's real estate portfolio to that of other real estate companies. Same store properties are properties that were owned and placed in service prior to January 1, 2024 and held as an in service property through the end of the current reporting period including certain income-producing land parcels, and developments and redevelopments that were placed in service prior to January 1, 2024 (the "Same Store Pool"). Properties acquired with occupancy of at least 75% at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would reduce occupancy below 75%, in which case such properties are placed in service upon the earlier of reaching 90% occupancy or twelve months after tenant move out. Properties acquired with less than 75% occupancy are placed in service upon the earlier of reaching 90% occupancy or one year following acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop are placed in service upon the earlier of reaching 90% occupancy or one year after construction completion.

We define SS NOI as NOI, less NOI from properties not in the Same Store Pool, and further adjusted to exclude the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. These items are excluded because we believe excluding them provides a more meaningful reflection of cash-basis rental growth and allows for a more consistent year-over-year analysis of property-level performance. SS NOI does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. SS NOI should not be considered an alternative to net income or cash flows from operations as defined by GAAP, nor should it be used as a substitute in evaluating our liquidity or overall operating performance. Additionally, our method for calculating SS NOI may differ from those used by other real estate companies, limiting comparability.